EXHIBIT 24

POWER OF ATTORNEY

Know all by these presents, that the undersigned director and executive officer of PC Universe, Inc., a Nevada corporation, hereby makes, constitutes and appoints Thomas M. Livia, as the undersigned’s true and lawful attorney-in-fact, with full power of substitution and re-substitution, and with full power and authority: (i) to sign for the undersigned, and in his respective name as officer and director of the Company, the Company's Registration Statement on Form 10 (“Form 10”) that is filed or to be filed from time to time with the Securities and Exchange Commission, under the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder, and any amendment or amendments to such Form 10, (ii) to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all acts taken by such agent and attorney-in-fact, as herein authorized, and (iii) to perform any and all other acts which in the discretion of such attorney-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to such attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 24th day of December, 2007.

/s/ Gary Stern
Gary Stern